UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): March 24, 2016
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North San Diego, California	92128
(Address of principal executive offices)	(Zip Code)
(858) 668-2586
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.     Changes in Registrant's Certifying Accountant.
(a) Dismissal of Former Independent Registered Public Accounting Firm
On March 24, 2016, the Audit Committee of the Board of Directors (the “Audit Committee”) of Bridgepoint Education, Inc. (the “Company”) dismissed PricewaterhouseCoopers, LLP (“PwC”), the independent registered public accounting firm previously engaged to audit the Company’s financial statements, effective immediately.
The reports of PwC on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through March 24, 2016, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports.
During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through March 24, 2016, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except for the existence of material weaknesses in the Company's internal control over financial reporting as of December 31, 2015 and 2014, as discussed below.
As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in connection with management’s assessment of the effectiveness of the Company’s internal control over financial reporting, management identified control deficiencies that constituted material weaknesses in the Company's internal control over financial reporting as of December 31, 2015. Specifically, the Company did not maintain effective controls surrounding the selection and application of accounting principles generally accepted in the U.S. (“GAAP”) related to revenue recognition, and the Company did not maintain effective controls to assess the reliability of system generated data used in the operation of certain revenue recognition controls. These control deficiencies did not result in a material misstatement of the Company's consolidated financial statements for the fiscal year ended December 31, 2015 or any of the quarterly periods in 2015. However, these control deficiencies could result in misstatements of revenue, bad debt expense, accounts receivable, deferred revenue and the related financial disclosures that would result in a material misstatement of the Company's consolidated financial statements that would not be prevented or detected on a timely basis. Accordingly, the Company's management determined that these control deficiencies constituted material weaknesses in internal control over financial reporting as of December 31, 2015.
As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, in connection with management’s assessment of the effectiveness of the Company’s internal control over financial reporting, management identified control deficiencies that constituted a material weakness in the Company's internal control over financial reporting as of December 31, 2014. Specifically, the Company did not maintain effective controls surrounding the selection and application of GAAP related to revenue recognition as of December 31, 2014. These control deficiencies did not result in a material misstatement of the Company's consolidated financial statements for the fiscal year ended December 31, 2014 or any of the quarterly periods in 2014. However, these control deficiencies could result in misstatements of revenue, bad debt expense, accounts receivable and the related financial disclosures that would result in a material misstatement of the Company's consolidated financial statements that would not be prevented or detected on a timely basis. Accordingly, the Company's management determined that these control deficiencies constituted a material weakness in internal control over financial reporting as of December 31, 2014.
The Audit Committee discussed the subject matter of the foregoing material weaknesses with PwC, and the Company has authorized PwC to respond fully to the inquiries of the successor independent registered public accounting firm concerning the material weaknesses.
The Company provided PwC with a copy of the disclosures the Company is making in this Item 4.01(a) and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the statements made by the Company in this Item 4.01(a). A copy of PwC's letter dated March 25, 2016 is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm
On March 24, 2016, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 and the interim quarterly periods beginning with the quarter ending March 31, 2016. The Audit Committee appointed Deloitte following a comprehensive, competitive process to select an independent registered public accounting firm to audit the Company's financial statements. Deloitte's engagement as the Company's independent registered public accounting firm commenced immediately.
During the fiscal years ended December 31, 2015 and 2014 and through March 24, 2016, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP dated March 25, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2016		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel